UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On March 5, 2015, Horizon Pharma Investment Limited (the “Issuer”), a wholly-owned subsidiary of Horizon Pharma plc (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, Jefferies LLC and Cowen and Company, LLC, as representatives (the “Representatives”) of the several initial purchasers listed in Schedule 1 thereto (collectively, the “Initial Purchasers”), relating to the sale by the Issuer of $350 million aggregate principal amount of the Issuer’s 2.50% Exchangeable Senior Notes due 2022 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer’s sale of the notes to the Initial Purchasers is being made pursuant to Section 4(a)(2) of the Securities Act. The Issuer expects the offering to close on March 13, 2015, subject to the satisfaction of customary closing conditions. In addition, under the terms of the Purchase Agreement, the Issuer granted the Initial Purchasers a 30-day option to purchase up to an additional $50 million aggregate principal amount of the notes.

The Issuer estimates the net proceeds it will receive from the offering will be approximately $338.0 million (or approximately $386.5 million if the Initial Purchasers exercise their option to purchase additional notes in full), after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Issuer. The Company currently expects to use the net proceeds from the offering for general corporate purposes and to fund future acquisitions or investments in businesses, products and product candidates, although the Company has no present commitments or agreements to do so.

The notes will be general unsecured senior obligations of the Issuer and accrue interest at an annual rate of 2.50% payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2015. The notes will mature on March 15, 2022, unless earlier exchanged, repurchased or redeemed. The Issuer’s obligations under the notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company. The notes will be exchangeable under certain circumstances for, and the Issuer will settle exchanges of the notes by paying or causing to be delivered, as the case may be, cash, ordinary shares of the Company or a combination of cash and ordinary shares, at its election. Prior to March 15, 2022, the Issuer may redeem the notes, in whole but not in part, in connection with certain tax-related events (a “tax redemption”), and on or after March 20, 2019, the Issuer may redeem the notes, in whole or in part, if the last reported sale price per ordinary share has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date of the redemption notice, in each case at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to, but excluding, the redemption date.

The exchange rate will initially be 34.8979 ordinary shares of the Company per $1,000 principal amount of the notes (equivalent to an initial exchange price of approximately $28.66 per ordinary share of the Company). The exchange rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or upon a tax redemption, the Issuer will increase the exchange rate for a holder who elects to exchange its notes in connection with such a corporate event or a tax redemption period in certain circumstances.

For a period of 90 days from March 5, 2015, none of the Issuer, the Company nor any of the Company’s directors or executive officers will, without the prior consent of the Representatives, subject to limited exceptions, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares of the Company, enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of ordinary shares of the Company or such other securities, or file any registration statement with the Securities and Exchange Commission relating to the offering of ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares of the Company.

On March 4, 2015, the Company issued a press release announcing the offering. A copy of this press release is attached hereto as Exhibit 99.1.

On March 6, 2015, the Company issued another press release announcing the pricing of the offering. A copy of this press release is attached hereto as Exhibit 99.2.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities were made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated March 4, 2015.

99.2	Press Release dated March 6, 2015.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including statements related to the Issuer’s offering of the notes and timing related thereto, the terms of the notes and the intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to market and other general economic conditions, whether the Company will be able to satisfy the conditions required to close the sale of the notes, and the fact that the Company’s management will have broad discretion in the use of the proceeds from the sale of the notes. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning the Company are described in additional detail in the Company’s annual report on Form 10-K for the year ended December 31, 2014, which is on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2015	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated March 4, 2015.

99.2	Press Release dated March 6, 2015.